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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported) November 23, 1999
                                                      -----------------

                           Statewide Financial Corp.
                           -------------------------
             (Exact name of registrant as specified in its charter)


                New Jersey                0-26546            22-3397900
     --------------------------------   ------------   --------------------
     (State or other jurisdiction of    (Commission    (IRS Employer
          incorporation)                 File Number)   Identification No.)


           70 Sip Avenue, Jersey City, New Jersey             07306
     --------------------------------------------      --------------------
      (Address of principal executive offices)              (Zip Code)



     Registrant's telephone number, including area code (201) 795-4000
                                                         -------------




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     Item 1.   Changes in Control of Registrant.
               ---------------------------------
               Not Applicable.



     Item 2.   Acquisition or Disposition of Assets.
               -------------------------------------
               Not Applicable.



     Item 3.   Bankruptcy or Receivership.
               ---------------------------
               Not Applicable.



     Item 4.   Changes in Registrant's Certifying Accountant.
               ----------------------------------------------
               Not Applicable.



     Item 5.   Other Events.
               -------------
               Registrant issued a press release on Tuesday, November 23, 1999, announcing approval by Registrant's shareholders of acquisition by
               Independence Community Bank Corp.



     Item 6.   Resignations of Registrant's Directors.
               ---------------------------------------
               Not Applicable.



     Item 7.   Exhibits and Financial Statements.
               ----------------------------------

               Exhibit No.              Description
               -----------              -----------

                  99 Registrant issued a press release on Tuesday, November 23, 1999, announcing approval by Registrant's shareholders of acquisition by Independence Community Bank Corp.



     Item 8.   Change in fiscal year
               ---------------------
               Not Applicable.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, Statewide Financial Corp. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  STATEWIDE FINANCIAL CORP.
                                                  -------------------------
                                                       (Registrant)


     Dated:    November 23, 1999             By:  Bernard F. Lenihan
                                                  -------------------------
                                                  Senior Vice President,
                                                  Chief Financial Officer,
                                                  Secretary and Treasurer



                                 EXHIBIT INDEX
                                 -------------


                           CURRENT REPORT ON FORM 8-K
                           --------------------------



     Exhibit No.         Description
     -----------         -----------

     99 Registrant issued a press release on Tuesday, November 23, 1999, announcing approval by Registrant's shareholders of acquisition by Independence Community Bank Corp.


     For Immediate Release                   Contact:  Bernard F. Lenihan
                                                          201-795-4000
                                                       Tony Cicatiello
                                                          932-382-1066

                     STATEWIDE FINANCIAL CORP. SHAREHOLDERS
                      APPROVE ACQUISITION BY INDEPENDENCE

     Jersey City, N.J. (November 23, 1999)...Shareholders of Statewide Financial Corp. (NASDAQ: SFIN), today approved the acquisition of the Company by Independence Community Bank Corp. (NASDAQ: ICBC) of Brooklyn, New York. The vote was taken today at a Special Meeting of Shareholders held at the Newark Gateway Hilton.

     Victor M. Richel, Chairman, President and CEO of Statewide Financial Corp. and Chairman and CEO of its subsidiary, Statewide Savings Bank, indicated that subject to the receipt of final regulatory approvals, Statewide and Independence currently expect the merger to close in January. "Statewide's fifteen branch system will join the eighteen branches Independence recently acquired from Broad National Bank to create a formidable thirty-three branch network in northern New Jersey," Richel added.

     "From an operational standpoint, I believe our customers are fortunate that they will continue to be served by a bank with a vision rooted in the same values as Statewide. Independence's very strong commitments to customer service and satisfaction and their demonstrated effectiveness in serving primarily urban communities reflects Statewide's own market emphasis, tradition and goals," Richel said. Following the completion of the merger, Richel will become a vice chairman of Independence's holding company and a director of Independence Community Bank.

     Charles J. Hamm, Chairman, President & CEO of Independence said, "We are very pleased to add Statewide to our existing New Jersey system and look forward to building on the excellent tradition of customer service that Vic Richel and his management team have developed and continuing to provide the high levels of customer satisfaction they have achieved."

     Statewide also announced that, pursuant to the terms of the Merger Agreement, the election period during which holders of Statewide common stock can choose the form of consideration they will receive from Independence, subject to the allocation and proration provisions of the Merger Agreement, is currently expected to run from December 7 to December 28, 1999. Shareholders not electing during this period, or who purchase shares of Statewide common stock after the election period has closed, will receive either cash or shares of Independence common stock pursuant to the formula contained in the Merger Agreement.

     The acquisition of Statewide brings Independence's branch network in New York and New Jersey to sixty-five offices, with total assets as of September 30, 1999 of approximately $6.9 billion.

     Statewide Financial Corp. is the holding company for Statewide Savings Bank, S.L.A., a savings and loan association headquartered in Jersey City, N.J. Statewide Savings Bank conducts thrift business and offers commercial banking services through its 15 branches in Hudson, Union, Bergen and Essex counties. As of April 12th, Independence Community Bank Corp. of Brooklyn agreed to acquire Statewide in a transaction that is expected to be completed in January 2000, pending approval of regulatory authorities.